EXHIBIT 10.12

AMENDMENT NO. 1 TO

INVESTOR RIGHTS AGREEMENT

This is Amendment No. 1 (this “Amendment”), dated as of May 15, 2013, to the Investor Rights Agreement (the “Agreement”), dated as of made as of March 9, 2012, by and between Stonegate Mortgage Corporation, an Ohio corporation, (the “Company”) and Stonegate Investors Holdings LLC, a Delaware limited liability company (the “Purchaser”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Agreement.

RECITALS

WHEREAS, in connection with the purchase by the Purchaser of shares of the Company’s Series D Convertible Preferred Stock, $0.001 par value per share (the “Series D Preferred Stock”) on March 9, 2012, the Agreement was executed and delivered;

WHEREAS, on the date hereof, the Company is issuing shares of its common stock, $0.01 par value per share (the “Common Stock”) in a private offering (the “Private Offering”) and in connection therewith is entering into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the date hereof, with FBR Capital Markets & Co.;

WHEREAS, the Purchaser is converting its shares of Series D Preferred Stock into shares of Common Stock in connection with the consummation of the Private Offering and the execution and delivery of this Amendment; and

WHEREAS, pursuant to Section 5.1 of the Agreement, the parties hereto hereby amend the Agreement as set forth herein;

NOW, THEREFORE: In consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Definitions

1. Certain Definitions. As used in the Agreement, the following terms shall have the meanings set forth below:

“Amendment” means this Amendment No. 1 to the Investor Rights Agreement, dated as of May 15, 2013, by and between the Company and the Purchaser.

“Private Offering” means the offering of shares of Common Stock in a private offering consummated on the date of this Amendment.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date of this Amendment, between the Company and FBR Capital Markets & Co.

“Warrant Shares” shall mean shares of Common Stock issued pursuant to that certain Warrant Agreement, dated as of March 29, 2013, between the Company and Purchaser.

2. The definition of “Registrable Securities” in clause (p) of Section 1.1 is hereby amended and restated in its entirety as follows:

““Registrable Securities” shall mean (i) shares of Common Stock issued or issuable upon conversion of the Series D Preferred Stock and (ii) Warrant Shares; provided, however, that Registrable Securities shall not include any shares of Common Stock (x) which have previously been registered or which have been sold to the public either pursuant to a registration statement, Rule 144, or other applicable law or exemption, or (y) which have been sold in a private transaction in which the transferor’s rights under this Agreement are not validly assigned in accordance with this Agreement. In the event of any merger, reorganization, consolidation, recapitalization, or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Securities” as is appropriate in order to prevent any dilution of the rights granted pursuant to this Agreement.”

3. Section 2.1(b)(ii) of the Agreement (Requested Registration) is hereby amended to replace “$5,000,000” with “$10,000,000”.

4. Section 2.1(b)(iii) of the Agreement (Requested Registration) is hereby amended and restated in its entirety as follows:

“After the Company has initiated and consummated three (3) such registrations pursuant to this Section 2.1 or within six (6) months of the effective date of a registration statement previously requested by the Initiating Holders under this Section 2.1;”

5. Section 2.2 (c) of the Agreement (Company Registration) is hereby amended and restated in its entirety as follows:

“Notwithstanding any other provision of this Section 2.2, if the underwriters advise the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, the underwriters may (subject to the limitations set forth below) limit the number of Registrable Securities to be included in the registration and underwriting; provided that (i) the Registrable Securities may not be limited to less than twenty-five percent (25%) of the total offering, unless such offering is an initial public offering, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities should be included in such offering, and (ii) in no event shall the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company and securities issued in the Private Offering to be sold pursuant to the Registration Rights Agreement by a Secondary Holder) are first entirely excluded from the offering. The Company shall so advise all holders of securities requesting registration, and the number of securities that are entitled to be included in the registration and underwriting shall be allocated, as follows: (i) first, to the Company for securities being sold for its own account;

(ii) second, to the Holders requesting to include Registrable Securities in such registration statement and to Secondary Holders requesting to include Registrable Securities in such registration statement pursuant to the Registration Rights Agreement based on the pro rata percentage of Registrable Securities held by such Holders and such Secondary Holders, and (iii) third, to all other Secondary Holders on a proportionate basis.”

6. Section 2.3(b)(ii) of the Agreement (Registration on Form S-3 or other Short Form) is hereby amended to replace “$2,000,000” with “$5,000,000”.

7. Section 2.3(b)(iii) of the Agreement (Registration on Form S-3 or other Short Form) is hereby amended and restated in its entirety as follows:

“If, in a given twelve-month period, the Company has consummated three (3) registrations in such period on behalf of Holders of Registrable Securities or the Company has previously effectuated three (3) registrations pursuant to this Section 2.3;”

8. Section 2.9 of the Agreement (Market Stand-Off Agreement) is hereby amended and restated in its entirety as follows:

“Each Holder hereby agrees that such Holder shall not sell or otherwise transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, of any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of the Company’s registration statement for its initial public offering filed under the Securities Act, provided that, the Company shall have obtained an identical standoff obligation from all officers, directors, and five percent (5%) or greater holders (including any affiliated groups of holders, to the extent applicable) of the Company’s Capital Stock. The obligations described in this Section 2.9 shall not apply to a registration relating solely to employee benefit plans or similar plans on Form S-l or Form S-8 or similar forms in any other jurisdiction or that may be promulgated in the future, or a registration relating solely to a transaction on Form S-4 or similar forms in any other jurisdiction or that may be promulgated in the future. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of such one hundred eighty (180) period.”

9. Section 2.11 of the Agreement (Limitations on Subsequent Registration Rights) is hereby amended and restated in its entirety as follows:

“From and after the date of this Agreement, if the Company enters into any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights with any terms that are more favorable to such holder or prospective holder than the registration rights granted to the Holders under this Agreement, the registration rights granted to the Holders under this Agreement shall be deemed amended to incorporate such more favorable provisions.”

10. The first sentence of Section 3.1(a) of the Agreement (Basic Financial Information) is hereby amended in its entirety as follows:

“The Company shall furnish the following reports to each Investor so long as such Investor is a holder of at least 10% of the issued and outstanding Series D Preferred Stock of the Company and/or Conversion Stock and/or Warrant Shares:”

11. Section 4.1 of the Agreement (Right of First Refusal to Holders) is hereby amended and restated in its entirety as follows:

“The Company hereby grants to each Holder so long as such Holder is a holder of at least 10% of the issued and outstanding Series D Preferred Stock of the Company and/or Conversion Stock (as presently constituted and subject to subsequent adjustments for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification, or other similar event) and/or Warrant Shares the right of first refusal to purchase its pro rata share of New Securities (as defined in this Section 4.1(a)) which the Company may, from time to time, propose to sell and issue after the date of this Agreement in a private offering, private placement or other transaction that is not registered. A Holder’s pro rata share, for purposes of this right of first refusal, is equal to the ratio of (a) the number of shares of Series D Preferred Stock and Warrant Shares owned by such Holder immediately prior to the issuance of New Securities (assuming full conversion of the shares of Series D Preferred Stock) to (b) the total number of shares of Capital Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of the shares of Series D Preferred Stock).”

8. Governing Law

This Amendment shall be governed by the internal laws of the State of New York, without regard to principles of conflicts of law.

9. Entire Agreement

The Agreement, as amended hereby, and the exhibits hereto (when executed) constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

10. Counterparts

This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including .pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

11. Severability

The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Investor Rights Agreement effective as of the day and year first above written.

STONEGATE MORTGAGE CORPORATION

By:	/s/ James J. Cutillo

Print name: James J. Cutillo
Title: Chief Executive Officer

STONEGATE INVESTORS HOLDINGS LLC

By:	/s/ Kevin Bhatt
Print name: Kevin Bhatt
Title: Vice President

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